UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 6, 2010

Senesco Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 George Street, Suite 420, New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 296-8400
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2010, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Senesco Technologies, Inc. (the “Company”), approved an increase to the annual base salary of some of its executive officers as follows:

•	Joel Brooks, the Company’s Chief Financial Officer and Treasurer, from $160,000 to $164,800; and

•	Richard Dondero, the Company’s Vice President of Research and Development, from $143,000 to $147,300.

Each of the foregoing increases in salary were effective July 1, 2010.  Other than the increases described above, the terms of each of the above executive officer’s employment with the Company have not changed.  The Committee did not change the salary of Leslie J. Browne, Ph.D., the Company’s President and Chief Executive Officer, due to the fact that Dr. Browne’s compensation was recently determined in connection with the appointment to his current positions in May 2010. Additionally, the Committee did not change the consulting fee for John E. Thompson, Ph.D., the Company’s Executive Vice President and Chief Scientific Officer, as such consulting fee will be reviewed and revised, as necessary, by the Committee in connection with the Board’s review of the Company’s research and development budget for fiscal 2011.

The Committee also approved a cash bonus in the amount of $15,000 for each of Mr. Brooks and Mr. Dondero, payable as soon as possible following the Company’s release of its financial results for the year ended June 30, 2010.

The Committee also approved the following grants of stock options to the Company’s current and former executive officers as follows:

•	Leslie J. Browne, Ph.D. will receive 725,000 options;
•	Joel Brooks will receive 425,000 options;
•	Richard Dondero will receive 425,000 options;
•	Jack Van Hulst will receive 50,000 options; and
•	John E. Thompson, Ph.D. will receive 425,000 options.

Such options will be granted two days after the filing of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010 and will have an exercise price equal to the closing price of the common stock on the date of grant.  Twenty-five percent (25%) of such options will vest on the first anniversary of the date of grant with the balance vesting at a rate of 1/36 for each month thereafter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: October 13, 2010	By:	/s/ Leslie J. Browne, Ph.D.
Name: Leslie J. Browne, Ph.D.
Title: President and Chief Executive Officer